Exhibit 10.18
SECOND AMENDMENT
OF
CF INDUSTRIES HOLDINGS, INC. SUPPLEMENTAL BENEFIT AND DEFERRAL PLAN

(As Amended and Restated as of January 1, 2018)
WHEREAS, CF Industries Holdings, Inc. (the “Company”) maintains the CF Industries Holdings, Inc. Supplemental Benefit and Deferral Plan (As Amended and Restated as of January 1, 2018) (the “Plan”); and
WHEREAS, the Plan was previously amended and further amendment of the Plan now is considered desirable;
NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 5.4 of the Plan and delegated to the CF Industries Holdings, Inc. Benefit Plans Committee by resolution of the Compensation Committee of the Board of Directors of the Company on May 9, 2018, the Plan is hereby amended, effective January 1, 2023, in the following particulars:
1.By substituting the phrase “and/or salary” for the word “and” where the latter word first appears in Subsection 2.1.C.i of the Plan.
2.By adding the following sentence to the end of the second-to-last paragraph of Subsection 2.1.C of the Plan:
“Supplemental Participants who are no longer eligible to accrue benefits under Supplement A or Supplement C to the Pension Plan, as applicable, and are instead eligible to receive an automatic annual contribution under the 401(k) Plan (“Automatic Annual Contribution”) are referred to herein as “Supplemental Automatic Annual Contribution Participants.”

3.By substituting the word “six” for the word “five” where the latter word appears in the first line of Section 3.1 of the Plan.
4.By substituting the following for Subsections 3.1.D and E of the Plan:
“D.    Restoration of Reduced Supplement C Benefits under the Pension Plan;
E.    Supplemental 401(k) Contributions;
    F.    Supplemental Automatic Annual Contributions.”
5.By adding the phrase “ and prior to January 1, 2023” immediately following the phrase “January 1, 2013” where the latter phrase appears in Subsection 3.4.B of the Plan.
6.By adding the following sentence to the end of Subsection 3.4.B of the Plan:
“Due to the freeze of benefits under Supplement A of the Pension Plan, no Pay Credits shall be credited under this Plan for calendar years beginning on or after January 1, 2023.”
7.By adding the following sentence to the end of Subsection 3.5.A of the Plan:
“Due to the freeze of benefits under Supplement C of the Pension Plan, no portion of the Supplement C Benefit Credit shall accrue with respect to calendar years beginning on or after January 1, 2026.”
8.By substituting the following for Subsection 3.6.A of the Plan:
“A.    Each Participant shall have the right to defer up to 6% of his or her salary for the year in excess of the Compensation Cap to his or her Deferred Account.”
9.By substituting the following for Section 3.6.C of the Plan:
“C    The Company will credit the Deferred Account of each Participant with a matching contribution equal to the amount contributed by the Participant pursuant to Subsection A. above; provided, however, that if the Participant is not a Section 16 Reporting Person, such matching contribution shall only be made on the amount of such Participant’s salary deferred under the Plan in excess of the Compensation Cap but less than or equal to $500,000. For purposes of this Plan, ‘Section 16 Reporting Person’ shall mean an officer of the

Company who has been designated by the Board of Directors of the Company as subject to the reporting provisions and trading restrictions of Section 16 of the United States Securities Exchange Act of 1934, as amended.”
10.By adding the following new Section 3.7 to the Plan immediately after Section 3.6 thereto and by renumbering the existing Section 3.7, and any cross-references thereto, accordingly:
“3.7    Supplemental Automatic Annual Contributions.
A.    As of the last day of each calendar year beginning on or after January 1, 2023, the Deferred Account of each Supplemental Automatic Annual Contribution Participant who is entitled to receive an Automatic Annual Contribution under the 401(k) Plan for such year shall be credited with a supplemental automatic annual contribution equal to the difference between (i) the Automatic Annual Contribution amount credited under the 401(k) Plan for such calendar year, and (ii) the aggregate amount that would have been credited to such Participant as an Automatic Annual Contribution under the 401(k) Plan for such calendar year if the Participant’s Considered Compensation (as that term is defined in the 401(k) Plan) was determined without reference to the Compensation Cap; provided, however, that for any Supplemental Automatic Annual Contribution Participant who is not also a Section 16 Reporting Person, the amount of Considered Compensation used in the calculation described in (ii) above shall be capped at $500,000.
B.    Supplemental automatic annual contributions shall be credited within a reasonable time after the date the Automatic Annual Contributions are credited under the 401(k) Plan and supplemental automatic annual contributions shall be vested to the same extent as they would be vested had they been made as Automatic Annual Contributions under the 401(k) Plan. Upon a separation from service of a Participant prior to full vesting, any unvested amounts shall be forfeited.”
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